Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-53047, No. 333-41027, No. 333-41899, No. 333-47080, No. 333-67718, and No. 333-110396 on Form S-8 of our reports dated February 29, 2008, relating to the financial statements and financial statement schedule of C.H. Robinson Worldwide, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company’s method of accounting for income taxes by adopting Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, as discussed in Note 2 to the consolidated financial statements) and the effectiveness of internal control over financial reporting, appearing in or incorporated by reference in the Annual Report on Form 10-K of C.H. Robinson Worldwide, Inc. for the year ended December 31, 2007.

Minneapolis, Minnesota

February 29, 2008